Exhibit 99.1

FOR IMMEDIATE RELEASE

AGS ANNOUNCES PLAN TO REFINANCE ITS OUTSTANDING DEBT AND EXPAND ITS REVOLVING CREDIT FACILITY CAPACITY

LAS VEGAS, January 27, 2022 - PlayAGS, Incorporated (NYSE: AGS) ("AGS" or the "Company") today announced plans to refinance its outstanding credit facilities and extend debt maturities. AGS intends to fully refinance its $521.2 million Term Loan Facility due 2024 and its $93.6 million Term Loan Facility due 2024. As part of the refinancing transaction, AGS intends to seek a new $575.0 million Term Loan Facility due 2029 and use a portion of the cash on its balance sheet. Additionally, the company intends to refinance and upsize its undrawn $30 million Revolving Credit Facility due 2023 to a $40.0 million Revolving Credit Facility due 2027, which is expected to be undrawn at closing.

Company Overview

AGS is a global company focused on creating a diverse mix of entertaining gaming experiences for every kind of player. Our roots are firmly planted in the Class II tribal gaming market, but our customer-centric culture and remarkable growth have helped us branch out to become one of the most all-inclusive commercial gaming equipment suppliers in the world. Powered by high-performing Class II and Class III slot products, an expansive table products portfolio, highly rated social casino, real-money gaming solutions for players and operators, and best-in-class service, we offer an unmatched value proposition for our casino partners. Learn more at playags.com.

AGS Investor & Media Contacts:

Brad Boyer, Senior Vice President Corporate Operations and Investor Relations

bboyer@playags.com

Julia Boguslawski, Chief Marketing Officer

jboguslawski@playags.com

©2022 PlayAGS, Inc. Products referenced herein are sold by AGS LLC or other subsidiaries of PlayAGS, Inc. Solely for convenience, marks, trademarks and trade names referred to in this press release appear without the ® and  TM  and  SM   symbols, but such references are not intended to indicate, in any way, that PlayAGS, Inc. will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these marks, trademarks and trade names.

Forward-Looking Statements

This release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects," "targets" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of AGS, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in AGS's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of AGS to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company's business and results of operations and other factors set forth under Item 1. "Business," Item 1A. "Risk Factors" in AGS's Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. AGS expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.